Exhibit 10.1

Williams-Sonoma, Inc.

2001 Long-Term Incentive Plan

amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. The Plan, as hereby amended and restated, applies to Awards made on or after the Effective Date. With respect to Awards made prior to the Effective Date, the 2006 amendment and restatement of the Plan only applies to the extent that it (i) does not impair the rights of an optionee, unless otherwise agreed in writing by any such optionee and the Company, and (ii) does not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“Administrator” means the Committee described in Section 2.

“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Cash Position” means the Company’s level of cash and cash equivalents.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a California corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

“Effective Date” means the date of the Company’s 2006 annual shareholders meeting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Net Income” means as to any Fiscal Year, the income after taxes of the Company or a business unit for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

“Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator may establish the goal (except with respect to Total Shareholder Return) relating to Company performance or to the performance of a business unit, product lines or specific markets. The Administrator shall appropriately adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on the Effective Date.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

“Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of Stock.

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT

PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Administrator”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) subject to the minimum vesting provisions of Sections 8(d), 9(d) and 10(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 15,205,743 shares of Stock are reserved and available for issuance under the Plan, plus any shares subject to any outstanding options under the Company’s 1993 Stock Option Plan and the Company’s 2000 Non-Qualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan.

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Restricted Stock Units or Deferred Stock Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

(b) Term of Plan. No Awards shall be made more than ten (10) years after the date upon which the Board approved the amended and restated Plan in 2006. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to ten (10) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year , (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

CODE SECTION 162(m) LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than four hundred thousand shares of Stock in the aggregate covered by Restricted Stock or Restricted Stock Units during any one calendar year, subject to adjustment under Section 3(c).

(c) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Changes in Capitalization. The numerical limitations in Sections 5(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 3(c).

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within ten (10) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(d) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant.

(ii) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within ten (10) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Appreciation Right. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(iv) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator; provided, further, that with respect to Restricted Stock vesting solely based on continuing as an Employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. A Participant shall have the rights of a shareholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the

Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator; provided, further, that with respect to Restricted Stock Units vesting solely based on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. The Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine provided, however, that with respect to Deferred Stock Awards vesting solely based on continuing as an Employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date. The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends with respect to Restricted Stock Deferred Stock Award or Dividend Equivalent Rights with respect to a Restricted Stock Unit Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator.

(iii) Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 10(a), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Shareholder. A Participant receiving a Deferred Stock Award shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted, on the date of his or her initial election and annually thereafter on the date of the annual shareholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months), either (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted, or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Award as well as an exchange program whereby the Participant agrees to cancel an existing Award in exchange for another Award.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the

Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Awards granted under the Plan qualify as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. In the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.